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                                                                       EXHIBIT C

         Each of the undersigned hereby agrees that the Schedule 13D dated December 2, 1997, to which this Agreement is attached as Exhibit C, and any amendments thereto, may be filed on behalf of each such person.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:        December 2, 1997

                                      /s/ MICHAEL ZILKHA
                                      _________________________________________
                                      Michael Zilkha

                                      SELIM K. ZILKHA TRUST

                                      /s/ SELIM K. ZILKHA
                                      _________________________________________
                                      Selim K. Zilkha, as Trustee

                                      /s/ SELIM K. ZILKHA
                                      _________________________________________
                                      Selim K. Zilkha

                                      SELIM K. ZILKHA (1996) ANNUITY TRUST

                                      /s/ EZRA ZILKHA
                                      _________________________________________
                                      Ezra Zilkha, as Trustee

                                      /s/ EZRA ZILKHA
                                      _________________________________________
                                      Ezra Zilkha